UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2005

3CI COMPLETE COMPLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11097	76-0351992
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1517 W. North Carrier Parkway, Suite 104 Grand Prairie, Texas		75050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 375-0006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Larry F. Robb, individually and on behalf of a class of the minority stockholders of 3CI Complete Compliance Corporation (the “Company”) who held shares of the Company’s common stock on September 30, 1998 or who acquired the Company’s common stock between September 30, 1998 and February 10, 2005 (the “Class”), and the Company are “Plaintiffs” in cause no. 467704-A, Robb et al. v. Stericycle, Inc. et al. (the “Louisiana Suit”), in the First Judicial District Court, Caddo Parish, Louisiana (the “Court”) against Stericycle, Inc., Waste Systems, Inc. (“WSI”) and four individuals who are affiliates of Stericycle and are or were directors of the Company (collectively, the “Defendants”).  The Class excludes Stericycle and WSI and their affiliates and representatives and the three individuals who sold 932,770 shares of the Company’s common stock to Stericycle on May 1, 2002.

The Plaintiffs and the Defendants in the Louisiana Suit have executed a Settlement Agreement, dated November 11, 2005, pursuant to which they have agreed to settle all claims in connection with the Louisiana Suit.  Pursuant to the Settlement Agreement, Stericycle has agreed to pay $32,500,000 in cash to a trust fund established by a claims administrator approved by the Court for the purpose of (i) settling all claims in the Louisiana Suit and in cause no. 2003-46899, 3CI Complete Compliance Corporation v. Waste Systems, Inc. et al., in the 269th District Court in Harris County, Texas (the “Houston Suit”), (ii) canceling, tendering or otherwise acquiring all shares of the Company’s common stock owned by the members of the Class and (iii) paying Court approved administrative, Class attorney fees and other expenses.  The Settlement Agreement also includes mutual releases by and of all parties, their affiliates and representatives.  If the settlement as proposed is consummated, stockholders who acquired their shares of common stock of the Company after February 10, 2005, or who may acquire their shares of common stock of the Company in the future are not and will not become members of the Class and will not participate in the settlement fund.  The parties to the Settlement Agreement intend that through the settlement, Stericycle or its affiliate will acquire 90% or more of the outstanding stock of the Company.  Acquisition of 90% or more of the Company’s outstanding stock by Stericycle would enable Stericycle through a separate merger transaction to acquire all of the remaining minority stockholders’ interests in the Company.

The Settlement Agreement was subject to approval of the Board of Directors of Stericycle, which the Company has been informed was obtained on November 15, 2005, and is further subject to final approval by the Court. The parties to the Settlement Agreement continue to negotiate the procedures necessary to effectuate the Settlement Agreement and prepare formal documents required to consummate the transactions contemplated by the Settlement Agreement.  Upon final approval of the settlement by the Court, the parties have agreed to dismiss both the Louisiana Suit and the Houston Suit with prejudice.

The Settlement Agreement is attached hereto as Exhibit 10.15, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)                                  Financial statements of businesses acquired:  Not applicable.

(b)                                 Pro forma financial information:  Not applicable.

(c)                                  Exhibits:

10.15     —        Settlement Agreement, dated November 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2005	3CI COMPLETE COMPLIANCE CORPORATION

	By:	/s/ Stephen B. Koenigsberg
Stephen B. Koenigsberg
Director and Chairman of the Special Committee of the Board of Directors

EXHIBIT INDEX

Exhibit	Description

10.15	Settlement Agreement, dated November 11, 2005.